Exhibit 23.2
Consent of Independent Certified Public Accountants
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-116267) of Avatar Holdings Inc., and

(2)	Registration Statement (Form S-8 No. 333-63278) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan;
of our report dated February 16, 2007, with respect to the consolidated financial statements of Ocean Palms, LLC included in this Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ Ernst & Young LLP
West Palm Beach, Florida
March 14, 2007